CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Post-Effective Amendments, as numbered below ("Registration Statements"), to the registration statements on Form N-1A, with file numbers as noted below, of our reports, as dated below, relating to the financial statements and financial highlights of Putnam Massachusetts Tax Exempt Income Fund, Putnam Michigan Tax Exempt Income Fund, Putnam Minnesota Tax Exempt Income Fund, Putnam New Jersey Tax Exempt Income Fund, Putnam Ohio Tax Exempt Income Fund and Putnam Pennsylvania Tax Exempt Income Fund, which appear in such Registration Statements.

Fund	File #	Date of Report	Post-Effective
			Amendment

Massachusetts	33-05416	July 14, 2011	32

Michigan	33-08923	July 13, 2011	32

Minnesota	33-08916	July 13, 2011	32

New Jersey	33-32550	July 13, 2011	23

Ohio	33-08924	July 12, 2011	32

Pennsylvania	33-28321	July 13, 2011	25

We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statements.

/s/ PricewaterhouseCoopers LLP
__________________________________
PricewaterhouseCoopers LLP

Boston, Massachusetts
September 22, 2011